                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of MCI WorldCom, Inc. of our report dated February 14, 1996, on our audits of the consolidated financial statements of MFS Communications Company, Inc. as of December 31, 1995 and 1994 and for each of the three and two years in the period ended December 31, 1995, which reports are included in WorldCom, Inc.'s Current Report on Form 8-K/A dated August 25, 1996 (as amended on November 4, 1996 and December 19, 1997).



PricewaterhouseCoopers LLP
Omaha, Nebraska
September 14, 1998